Exhibit 99.1

EULAV ASSET MANAGEMENT

CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2024

Independent Auditor’s Report

To the Trustees of

EULAV Asset Management

Opinion

We have audited the accompanying consolidated financial statements (the financial statements) of EULAV Asset Management and Subsidiary (collectively, the Company), which comprise the consolidated statements of financial condition as of April 30, 2024 and 2023, and the related consolidated statements of operations, changes in owners’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of EULAV Asset Management and Subsidiary as of April 30, 2024 and 2023, and the results of their operations, changes in their owners’ equity, and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of EULAV Asset Management and Subsidiary and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about EULAV Asset Management and Subsidiary’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing audits in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audits.

●

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●

Obtain an understanding of internal control relevant to the audits in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of EULAV Asset Management and Subsidiary’s internal control. Accordingly, no such opinion is expressed.

●

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

●

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about EULAV Asset Management and Subsidiary’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audits, significant audit findings, and certain internal control related matters that we identified during the audits.

Philadelphia, Pennsylvania

July 10, 2024

EULAV ASSET MANAGEMENT

Consolidated Statements of Financial Condition

	April 30, 2024	April 30, 2023
ASSETS
Cash and cash equivalents	$5,654,405	$3,031,624
Investments	4,646,593	5,888,419
Receivable from affiliates	2,812,762	2,093,603
Prepaid expenses and other assets	391,780	348,716

Total current assets	13,505,540	11,362,362

Furniture and equipment, net	10,342	53,952
Intangible asset - management contracts	49,268,784	49,278,784
Right of use assets	290,760	694,029

Total assets	$63,075,426	$61,389,127

LIABILITIES AND OWNERS' EQUITY
Accounts payable and accrued liabilities	$1,322,244	$930,553
Due to owners – distributions	4,248,873	2,691,310
Current lease liabilities	277,528	425,821

Total current liabilities	5,848,645	4,047,684

Non-current lease liabilities	32,028	309,556

Owners' equity	57,194,753	57,031,887

Total liabilities and owners’ equity	$63,075,426	$61,389,127

See notes to consolidated financial statements

EULAV ASSET MANAGEMENT

Consolidated Statements of Operations

	For the Year Ended
	April 30, 2024	April 30, 2023

Revenues:
Investment management fees	$24,383,242	$19,823,681
Service and distribution fees	5,260,413	4,680,073
Sub-transfer agency fees	1,323,917	1,283,587
Dividends, interest and other income	311,838	144,907
Change in unrealized gain/loss and realized gain on investments	120,916	(2,452)

Total revenues	31,400,326	25,929,796

Expenses:
Marketing and distribution	8,316,125	6,990,591
Compensation and benefits	6,241,299	4,930,077
Office and administration	1,787,401	1,779,774
Professional fees	409,151	353,801

Total expenses	16,753,976	14,054,243

Net income before New York City income taxes	14,646,350	11,875,553
Provision for New York City income taxes	13,000	11,349

Net income	$14,633,350	$11,864,204

See notes to consolidated financial statements

EULAV ASSET MANAGEMENT

Consolidated Statements of Changes in Owners' Equity

	For the Year Ended April 30, 2024

	April 30,	Net		April 30,
	2023	Income	Distributions	2024

Non-voting revenue interest and non-voting profit interest	$56,173,378	$13,251,597	$(13,186,799)	$56,238,176
Class A voting profit interest	855,055	1,243,578	(1,155,195)	943,438
Class B voting profit interest	3,454	138,175	(128,490)	13,139

	$57,031,887	$14,633,350	$(14,470,484)	$57,194,753

	For the Year Ended April 30, 2023

	April 30,	Net		April 30,
	2022	Income	Distributions	2023

Non-voting revenue interest and non-voting profit interest	$56,314,163	$11,130,432	$(11,271,217)	$56,173,378
Class A voting profit interest	978,807	660,395	(784,147)	855,055
Class B voting profit interest	17,230	73,377	(87,153)	3,454

	$57,310,200	$11,864,204	$(12,142,517)	$57,031,887

See notes to consolidated financial statements

EULAV ASSET MANAGEMENT

Consolidated Statement of Cash Flows

For the Year Ended April 30,

	2024	2023

Net income	$14,633,350	$11,864,204
Adjustments to reconcile net income to net cash provided by operating activities:
Change in unrealized gain and realized gain on investments	(120,916)	2,452
Depreciation and amortization expense	48,226	16,408

Changes in:
Receivable from affiliates	(719,159)	439,205
Prepaid expenses and other assets	(43,064)	(19,149)
Accounts payable and accrued liabilities	391,691	(298,438)
Right of use asset	403,269	388,797
Lease liability	(425,821)	(402,516)

Net cash provided by operating activities	14,167,576	11,990,963

Cash flows from investing activities:
Purchase of investments	(11,422,069)	(13,003,486)
Proceeds from investments	12,784,811	9,158,900
Purchase and disposal of fixed assets, net	5,385	29,447

Net cash provided by (used in) investing activities	1,368,127	(3,815,139)

Cash flows used in financing activities:
Distributions, net of change in due to owners - distributions	(12,912,922)	(13,366,585)

Net increase (decrease) in cash and cash equivalents	2,622,781	(5,190,761)
Cash and cash equivalents – beginning of year	3,031,624	8,222,385

Cash and cash equivalents – end of year	$5,654,405	$3,031,624

Supplemental disclosure of cash flow information:
Cash paid for New York City income taxes	$12,500	$12,000

Non-cash financing activities:
Change in Due to owners - distributions	$1,557,562	$(1,224,068)

See notes to consolidated financial statements

EULAV ASSET MANAGEMENT

Notes to Consolidated Financial Statements
April 30, 2024

Note A - Organization and Transactions with Affiliates

EULAV Asset Management (“EAM"), a Delaware statutory trust, with no fixed term, was formed on December 23, 2010 as a result of Value Line, Inc. ("VLI") completing the restructuring of its asset management and broker-dealer businesses (the "Restructuring Transaction"). As part of the Restructuring Transaction, EULAV Securities, Inc., a New York corporation and wholly-owned subsidiary of VLI that acted as the distributor of the Value Line mutual funds ("Value Line Funds"), merged into EULAV Securities LLC ("ESLLC"), a Delaware limited liability company. VLI transferred 100% of its interest in ESLLC to EULAV Asset Management LLC, a wholly‑owned subsidiary of VLI that acted as the investment adviser to the Value Line Funds and certain separate accounts. EULAV Asset Management LLC then converted into EAM, which still acts as the investment adviser to the Value Line Funds. ESLLC, a wholly-owned subsidiary of EAM, is a broker-dealer registered with the Securities and Exchange Commission and is a member of the Financial Industry Regulatory Authority. ESLLC claims the exemption from the provisions of SEC Rule 15c3-3 under paragraph (k)(1).

The consolidated financial statements include the accounts of EULAV Asset Management and EULAV Securities LLC (collectively, the “Company”) after elimination of inter-company balances and transactions.

VLI granted the Company the right to use the Value Line name for all existing Value Line Funds and to supply without charge or expense the Value Line proprietary ranking system information for so long as the Company is the investment adviser to the Value Line Funds.

Each of the Value Line Funds has an investment advisory agreement with the Company pursuant to which the Company serves as investment adviser to the Value Line Funds. The Company receives investment management fees from each of the Value Line Funds managed by the Company. The Company and certain of the Value Line Funds have agreed that the Company would waive a portion of the fund's respective advisory fees. The fees received by the Company from the Value Line Funds are net of any contractual fee waivers as described in Note D.

Each of the Value Line Funds has a distribution agreement with the Company's wholly owned subsidiary ESLLC pursuant to which ESLLC acts as principal underwriter and distributor of the Value Line Funds for the sale and distribution of their shares. ESLLC is eligible to receive service and distribution fees under Rule 12b-1 of the Investment Company Act of 1940 from the Value Line Funds managed by the Company. ESLLC and certain of the Value Line Funds have agreed to waive all or a portion of the fund's respective Rule 12b-1 fees. The fees received by ESLLC from the Value Line Funds are net of any contractual fee waivers as described in Note D.

ESLLC receives sub-transfer agency fees from certain of the Value Line Funds to compensate financial intermediaries that provide sub-transfer agency and related services to investors that hold their fund shares in omnibus accounts maintained by the financial intermediaries with the Value Line Funds.

Note B - Summary of Significant Accounting Policies

[1]	Use of estimates:

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

[2]	Cash and cash equivalents:

The Company considers all cash held at banks and in money market mutual funds to be cash and cash equivalents. The Company maintains cash balances in multiple financial institutions which, at times, may exceed federally insured limits. In the event of a financial institution's insolvency, recovery of cash may be limited.

EULAV ASSET MANAGEMENT

Notes to Consolidated Financial Statements
April 30, 2024

Note B - Summary of Significant Accounting Policies (continued)

[3]	Revenues:

The revenue recognition guidance of ASC Topic 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance requires an entity to follow a five-step model to (a) identify the contract(s) with a customer, (b) identify the performance obligations in the contract, (c) determine the transaction price, (d) allocate the transaction price to the performance obligations in the contract, and (e) recognize revenue when (or as) the entity satisfies a performance obligation. In determining the transaction price, an entity may include variable consideration only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized would not occur when the uncertainty associated with the variable consideration is resolved. All revenues that are recognized in the current period are primarily related to performance obligations that have been satisfied in the same period.

The performance obligation relating to investment management fees relates to the management of the Client’s account which is an obligation capable of being and distinct within the context of the contracts. The Company believes its performance obligation relating to service, distribution and sub-transfer agency fees is the distribution of the Value Line Funds. This represents a single performance obligation that is continuously provided over the contract period.

Investment management fees consist of management fees from the Value Line Funds. Investment management fees for the Value Line Funds are received on a monthly basis as services are performed and the fees, which generally range from 0.35% to 0.74%, are calculated based on average daily net assets of the Value Line Funds in accordance with each fund's advisory agreement.

Service and distribution fees are received from the Value Line Funds in accordance with service and distribution plans under Rule 12b-1 of the Investment Company Act of 1940. The plans are compensation plans, which means that ESLLC's fees under the plans are payable without regard to actual expenses incurred by ESLLC. ESLLC may earn a profit under the plan. Service and distribution fees are earned on a monthly basis and calculated by State Street Bank based on the average daily net assets of each of the Value Line Funds in accordance with each Fund's prospectus. Expenses incurred by ESLLC include payments to securities dealers, banks, financial institutions and other organizations that provide distribution, marketing, and related services with respect to the distribution of the Value Line Funds' shares.

Sub-transfer agency fees are received from the Value Line Funds in accordance with a sub-transfer agency plan approved by the Board of the Value Line Funds. The sub-transfer agency fee, which may be paid directly to the financial intermediary or indirectly via ESLLC, is equal to the lower of (i) the aggregate amount of additional transfer agency fees and expenses that the Value Line Funds would otherwise pay to the Value Line Funds' transfer agent, if each subaccount in the omnibus account maintained by the financial intermediary with the fund were a direct account with the fund and (ii) the amount by which the fees charged by the financial intermediary for including the fund on its platform and providing shareholder, sub-transfer agency and related services exceed the amount paid under the fund's plan with respect to fund assets attributable to shares held by the financial intermediary in the omnibus account. The Value Line Funds’ Board retains the authority to determine the maximum sub-transfer agency fee that the Distributor may agree to pay to the financial intermediaries under the Sub-Transfer Agency and Servicing Plan. If the sub-transfer agency fee is paid to financial intermediaries indirectly via ESLLC, ESLLC does not retain any amount thereof and such fee otherwise reduces the amount that ESLLC is contractually obligated to pay to the financial intermediary.

EULAV ASSET MANAGEMENT

Notes to Consolidated Financial Statements
April 30, 2024

Note B - Summary of Significant Accounting Policies (continued)

The aforementioned fees received from the Value Line Funds and average daily net assets for the Value Line Funds are calculated by State Street Bank, which serves as the fund accountant, fund administrator and custodian of the Value Line Funds. The Value Line Funds are open-end management companies registered under the Investment Company Act of 1940.

Future estimates of payments for revenues are not recognized as there is significant uncertainty as to their amounts, which are dependent upon factors outside the Company’s control, such as fund shareholder activity and market appreciation/depreciation. Additionally, it should be noted that contracts between the Company and its customers do not include performance-based fees.

The Company considers that recognizing revenue for both management fees, service and distribution fees, and sub-transfer agency fees over time best represents the transfer of control to the customer for management investment activities. The Company considers that time elapsed to be the method that best represents the transfer of control to the customer for management investment activities.

Revenue from contracts with affiliates	For the Year Ended April 30,
	2024	2023
Service and distribution
Service and distribution fees	$5,260,413	$4,680,073
Sub-transfer agency fees	1,323,917	1,283,587
Total service and distribution revenue	6,584,330	5,963,660

Investment management fees
Investment management fees	24,383,243	19,823,681

Total revenue from contracts with affiliates	$30,967,573	$25,787,341

The revenue from contracts with customers is derived from the Value Line Funds. For the year ended April 30, 2024, approximately 29% of the investment management fees are derived from the Value Line Mid-Cap Focused Fund. For the year ended April 30, 2023, approximately 34% of the investment management fees are derived from the Value Line Asset Allocation Fund.

[4]	Income taxes:

The Company, as a trust, has elected to be taxed as a pass-through entity similar to a partnership for federal and state income tax purposes and, accordingly, is not subject to federal and state income taxes. The Company is subject to New York City unincorporated business tax.

The Company may recognize tax benefits from any uncertain positions only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The Company's policy is to recognize interest and penalties in general and administration expense. The Company had no uncertain tax positions that would require recognition or disclosure in the financial statements and has not recognized in these consolidated financial statements any interest or penalties related to income taxes. The Company is subject to U.S. federal, state and local tax examinations by tax authorities. The previous three years remain open for audit.

Tax laws are complex and subject to different interpretations by the taxpayer and taxing authorities. Significant judgment is required when evaluating tax provisions and related uncertainties. Future events such as changes in tax legislation could require a provision for income taxes. Any such changes could significantly affect the amounts reported in the consolidated statement of operations.

EULAV ASSET MANAGEMENT

Notes to Consolidated Financial Statements
April 30, 2024

Note B - Summary of Significant Accounting Policies (continued)

[5]	Intangible assets:

The value of the intangible asset received as part of the Restructuring Transaction was derived primarily from revenue streams to be earned from management contracts contributed and from the right to use the Value Line name for all existing Value Line Funds and access the Value Line Proprietary Ranking information. As of April 30, 2024 and 2023, this intangible asset was valued at approximately $49,197,000. It is tested for impairment annually. It has an indefinite useful life and is not being amortized. VLI utilized the services of a third party valuation firm (the "Valuator") to assist in the determination of the fair value of the intangible asset at the time of the Restructuring Transaction.

The value of the intangible asset received as part of a fund transaction that occurred in 2016 was derived from the value of the assets in the fund and the value of two selling agreements that were acquired in the transaction. The intangible asset was valued at approximately $350,000 as of April 30, 2024 and 2023. It is being amortized over a 15 year useful life. As of April 30, 2024, the value is approximately $72,000, and accumulated amortization is approximately $278,000. The amount of amortization for the year ended April 30, 2024 was approximately $10,000. As of April 30, 2023, the value is approximately $82,000, and accumulated amortization is approximately $268,000. The amount of amortization for the year ended April 30, 2023 was approximately $10,000.

EAM utilizes the services of the Valuator to assist in the determination of the fair value of the intangible asset each fiscal year. The Valuator employed several analytical methodologies which were used by the Company to assist in its determination of the fair value of the intangible asset. These methodologies included two market approach methods which referenced actual transactions in the equity of similar enterprises that are traded in private and public markets and one income approach method utilizing discounted cash flows to determine the present value of the future earning capacity that is available to investors in the entity. The Company assesses the recoverability of its intangible asset by determining whether the carrying amount can be recovered through discounted forecasted cash flows if events or changes in circumstances indicate that the asset may be impaired. If discounted forecasted cash flows indicate that the carrying amount will not be recovered, an adjustment will be made to reduce such amounts to fair value based on forecasted future cash discounted at a rate commensurate with the risk associated with achieving such cash flows. Future cash flows are based on trends of historical performance and the Company's estimate of future performance, giving consideration to existing and anticipated competitive and economic conditions. The Company has elected to perform its annual analysis at April 30, its fiscal year-end. No indicators of impairment were identified during the years ended April 30, 2024 or April 30, 2023.

[6]	Fair Value of Financial Instruments

In accordance with Fair Value Accounting, the Company has categorized its financial instruments, based on the priority of the inputs to the valuation technique, into a three-level fair value hierarchy. Financial assets and liabilities recorded on the Statement of Financial Condition are categorized based on the inputs to the valuation techniques as follows:

Level 1: Financial assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market.

Level 2: Financial assets and liabilities whose values are based on quoted prices in markets that are not active or model inputs that are observable either directly or indirectly for substantially the full term of the asset or liability.

Level 3: Financial assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. These inputs reflect management’s own assumption about the assumptions a market participant would use in pricing the asset or liability.

EULAV ASSET MANAGEMENT

Notes to Consolidated Financial Statements
April 30, 2024

Note B - Summary of Significant Accounting Policies (continued)

The following table presents the Company’s assets by level within the fair value hierarchy at April 30, 2024:

	Carrying Value	Level 1	Level 2	Level 3	Total
Assets:
Cash and cash equivalents	$5,654,405	$5,654,405	$-	$-	$5,654,405
Investments	$4,646,593	3,656,947	989,646	-	4,646,593
Receivable from affiliates	$2,812,762	-	2,812,762	-	2,812,762
Total Assets	$13,113,760	$9,311,352	$3,802,408	$-	$13,113,760

	Carrying Value	Level 1	Level 2	Level 3	Total
Liabilities:
Accounts payable and accrued liabilities	$1,322,243	$-	$1,322,243	$-	$1,322,243
Total Liabilities	$1,322,243	$-	$1,322,243	$-	$1,322,243

The following table presents the Company’s assets by level within the fair value hierarchy at April 30, 2023:

	Carrying Value	Level 1	Level 2	Level 3	Total
Assets:
Cash and cash equivalents	$3,031,624	$3,031,624	$-	$-	$3,031,624
Investments	$5,888,419	2,928,971	2,959,448	-	5,888,419
Receivable from affiliates	$2,093,603	-	2,093,603	-	2,093,603
Total Assets	$11,013,646	$5,960,595	$5,053,051	$-	$11,013,646

	Carrying Value	Level 1	Level 2	Level 3	Total
Liabilities:
Accounts payable and accrued liabilities	$930,553	$-	$930,553	$-	$930,553
Total Liabilities	$930,553	$-	$930,553	$-	$930,553

The classification of financial instruments valued at fair value as of April 30 is as follows:

	2024	2023

Fixed income	$989,646	$2,959,447
Mutual funds/ETFs	2,835,070	2,293,037
Equities	821,877	635,935
	$4,646,593	$5,888,419

Mutual funds/ETFs and equity securities are valued on the last business day of the period at the last available reported price on their primary securities exchange. The Company has approximately $551,000 and $542,000, respectively, invested in the Value Line Funds as of April 30, 2024 and 2023.

EULAV ASSET MANAGEMENT

Notes to Consolidated Financial Statements
April 30, 2024

Note B - Summary of Significant Accounting Policies (continued)

During the year ended April 30, 2024, the Company recorded change in unrealized gain on investments for approximately $73,000 and realized gain on investments in the amount of approximately $48,000 within change in unrealized gain/loss and realized gain on investments within the Statement of Operations. During the year ended April 30, 2023, the Company recorded change in unrealized loss on investments for approximately $56,000 and realized gain on investments in the amount of approximately $53,000 within change in unrealized gain/loss and realized gain on investments within the Statement of Operations. The Company uses the Average Cost methodology to determine realized gain/(loss) on investments.

[7]	New Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (FASB) issued ASC 842, Leases (ASC 842) which amended the existing accounting standards for lease accounting and required most leases (including operating leases) to be capitalized on the statement of financial condition. Effective May 1, 2021, the Company adopted ASC 842 using the modified retrospective approach and elected to adopt the package of optional transition related practical expedients, which among other things, allows the Company to carry forward certain historical conclusions reached under ASC 840 regarding lease identification, classification, and the accounting treatment of initial direct costs. Furthermore, the Company elected not to record assets and liabilities on its statement of financial condition for new or existing lease arrangements with terms of 12 months or less.

The Company is a lessee in two long term operating leases for office space that are subject to this new standard (see Note I – Commitment). Right of use assets and corresponding liabilities are recognized on the Company’s statement of financial condition based on the present value of future lease payments relating to the use of the underlying asset during the lease term. The Company uses its incremental borrowing rate as the discount rate in determining the present value of future lease payments, as the interest rates implicit in its lease arrangements were not readily determinable.

Note C - Owners' Equity

Class A and Class B interest holders are Trustees and holders of the voting profits interests of the Company, and Value Line, Inc. ("VLI") owns the non-voting revenue interests and the non-voting profits interests of the Company.

Collectively, the voting profits interests receive 50% of the residual profit of the business, in which the share of Class A voting profits interest is 45% and Class B voting profits interest is 5%, subject to temporary adjustments in certain circumstances, as defined in the Trust agreement.  VLI retains a nonvoting profits interest representing 50% of residual profits, subject to temporary adjustments in certain circumstances and has no power to vote for the election, removal or replacement of the Trustees of the Company. VLI also retains a Non-Voting Revenues Interest in the business ranging from 41% at non-distribution fee (certain investment management fees) revenue levels of $9 million or less to 55% at such revenue levels of $35 million or more. The Company will make distributions to the owners and holders of the revenue interests no later than the tenth day after each respective quarter end, as defined in the Trust agreement.

EULAV ASSET MANAGEMENT

Notes to Consolidated Financial Statements
April 30, 2024

Note D - Related Party Transactions

The investment management fees, 12b-1 fees, and sub-transfer agency fees, as described in Note A, are received from the Value Line Funds and are reflected within receivable from affiliates on the consolidated statement of financial condition. For the year ended April 30, 2024 and 2023, total investment management fee waivers and reimbursements were approximately $288,000 and $164,000 and total service and distributions fee waivers were approximately $94,000 and $105,000, respectively. Substantially all the revenue is generated from related parties.

Note E - Furniture and Equipment

Furniture and equipment are carried at cost. Depreciation is recorded using the straight-line method over the estimated useful lives of three to seven years. For the year ended April 30, 2024 and 2023, depreciation expense was approximately $38,000 and $41,000, respectively.

Furniture and equipment, net, consist of the following (rounded):

	2024	2023
Furniture and equipment	$284,000	$320,000
Less: accumulated depreciation	(274,000)	(266,000)

	$10,000	$54,000

Note F - Regulatory Requirements

For regulatory purposes, ESLLC is subject to the net capital provisions of Rule 15c3-1 under the Securities Exchange Act of 1934, which requires the maintenance of minimum net capital of $5,000 or one-fifteenth of aggregate indebtedness, if greater. At April 30, 2024, ESLLC's net capital, as defined, of approximately $954,000 exceeded required net capital by approximately $906,000 and the ratio of aggregate indebtedness to net capital was .76 to 1. At April 30, 2023, ESLLC's net capital, as defined, of approximately $915,000 exceeded required net capital by approximately $869,000 and the ratio of aggregate indebtedness to net capital was .75 to 1.

Note G - Employees' Profit Sharing and Savings Plan

The employees of the Company are eligible to be members of the Company's 401(k) Plan and Profit Sharing Plan. In general, the Company matched 50% of the first 4% and 100% of the next 2% of each eligible employee's salary for the 401(k) Plan and may at its discretion contribute to the Profit Sharing Plan. For the year ended April 30, 2023, the Company made approximately $159,000 and $145,000 in matching contributions to the 401(k) Plan and its Profit Sharing Plan for the years ended April 30, 2024 and 2023, respectively. This amount was included in compensation and benefits on the consolidated statement of operations.

Note H - Co-Employee Agreement

The Company has a client service agreement with ADP TotalSource as Co-employer (as defined in the client service agreement). ADP TotalSource is an unrelated entity. The Company's employees are on the Co‑employer's payroll and withholding system which is responsible for providing the payroll and tax withholding payments and reports for the Company's employees. In exchange, the Co-employer receives an administrative fee amounting to approximately $71,000 and $42,000 for the years ended April 30, 2024 and 2023, respectively.

EULAV ASSET MANAGEMENT

Notes to Consolidated Financial Statements
April 30, 2024

Note I - Commitment

In August 2019, the Company entered into a five year Lease Agreement with Boston Properties to lease office space at 7 Times Square, 16th Floor, New York NY 10036, with the lease expiring November 2024. In March 2021, the Company entered into a two year Lease Agreement with Sarasota Ellis Associates LLC to lease office space at 1610 Main Street, Suite 912, Sarasota Florida 34236. In April 2022, the Sarasota lease agreement was extended three years. Future rental commitment under the Leases as of April 30, 2024, are as follows:

Year Ending
April 30,	Amount

2025	$277,528
2026	32,028
$309,556

Weighted Average maturity (in years)	0.76
Weighted average rate	3.5%
Imputed interest	$12,000
Lease liabilities	$309,556

Rent expense charged to operations for the years ended April 30, 2024 and 2023 was $443,000 and $430,000, respectively, which was included in office and administration on the consolidated statement of operations.

The Company adopted ASC 842 on May 1, 2021. The primary impact of applying ASC 842 was the initial recognition of $1,428,000 lease liabilities and $1,365,000 right of use assets on the Company’s financial statements, for leases classified as operating leases under ASC 840, using an incremental borrowing rate of 3.50%. There is no cumulative effect on retained earnings or other components of equity recognized as of May 1, 2021. As of April 30, 2024 and 2023, the Company had approximately $309,000 and $735,000 respectively in lease liabilities and approximately $291,000 and $694,000, respectively, in right of use assets on its consolidated statement of financial condition.

Note J - Subsequent Events

Management has evaluated all subsequent transactions and events through July 10, 2024, the date on which these consolidated financial statements were available to be issued.

Markets may be impacted by negative external and /or direct and indirect economic factors such as pandemics, natural disasters, global trade policies and political unrest or uncertainties. The adverse impact of any one or more of these events on the Company could be significant and cause losses. The Company cannot predict the likelihood of occurrence or the effects of pandemics and epidemics in the future and the Company’s financial performance may be adversely affected.

EULAV ASSET MANAGEMENT

CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2022

INDEPENDENT AUDITOR’S REPORT

To the Trustees of

EULAV Asset Management

Opinion

We have audited the accompanying consolidated financial statements of EULAV Asset Management and Subsidiary (the “Company”), which comprise the consolidated statement of financial condition as of April 30, 2022, and the related consolidated statements of operations, changes in owners’ equity and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of EULAV Asset Management and Subsidiary as of April 30, 2022, and the results of their consolidated operations, the changes in their owners’ equity and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

☐	Exercise professional judgment and maintain professional skepticism throughout the audit.

☐

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

☐

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

☐

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

☐

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

BBD, LLP

Philadelphia, Pennsylvania

June 22, 2022

EULAV ASSET MANAGEMENT

Consolidated Statement of Financial Condition

April 30, 2022

ASSETS
Cash and cash equivalents	$8,222,385
Investments	2,046,285
Receivable from affiliates	2,532,808
Prepaid expenses and other assets	329,567

Total current assets	13,131,045

Furniture and equipment, net	89,807
Intangible asset - management contracts	49,288,784
Right of use assets	1,082,826

Total assets	$63,592,462

LIABILITIES AND OWNERS' EQUITY
Accounts payable and accrued liabilities	$1,228,991
Due to owners – distributions	3,915,378
Current lease liabilities	415,403

Total current liabilities	5,559,772

Non-current lease liabilities	722,490

Owners' equity	57,310,200

Total liabilities and owners’ equity	$63,592,462

See notes to consolidated financial statements

4

EULAV ASSET MANAGEMENT

Consolidated Statement of Operations

For the Year Ended April 30, 2022

Revenues:
Investment management fees	$29,597,929
Service and distribution fees	7,768,277
Sub-transfer agency fees	1,541,786
Dividends, interest and other income	79,529
Change in unrealized gain/loss and realized gain on investments	(99,835)

Total revenues	38,887,686

Expenses:
Marketing and distribution	10,509,024
Compensation and benefits	5,971,629
Office and administration	1,806,860
Professional fees	403,701

Total expenses	18,691,214

Net income before New York City income taxes	20,196,472
Provision for New York City income taxes	14,449

Net income	$20,182,023

See notes to consolidated financial statements

5

EULAV ASSET MANAGEMENT

Consolidated Statement of Changes in Owners' Equity

For the Year Ended April 30, 2022

	April 30,	Net		April 30,
	2021	Income	Distributions	2022

Non-voting revenue interest and non-voting profit interest	$56,313,110	$18,040,392	$(18,039,339)	$56,314,163
Class A voting profit interest	995,174	1,927,468	(1,943,835)	978,807
Class B voting profit interest	18,795	214,163	(215,728)	17,230

	$57,327,079	$20,182,023	$(20,198,902)	$57,310,200

See notes to consolidated financial statements

6

EULAV ASSET MANAGEMENT

Consolidated Statement of Cash Flows

For the Year Ended April 30, 2022

Cash flows from operating activities:
Net income	$20,182,023
Adjustments to reconcile net income to net cash provided by operating activities:
Change in unrealized gain and realized gain on investments	99,835
Depreciation and amortization expense	57,332

Changes in:
Receivable from affiliates	757,229
Prepaid expenses and other assets	71,711
Accounts payable and accrued liabilities	(358,715)
Right of use asset	(1,082,826)
Lease liability	1,137,893
Deferred rent	(62,338)

Net cash provided by operating activities	20,802,144

Cash flows from investing activities:
Purchase of investments	(2,363,259)
Proceeds from investments	2,168,303

Net cash used in investing activities	(194,956)

Cash flows used in financing activities:
Distributions, net of change in due to owners - distributions	(21,503,104)

Net decrease in cash and cash equivalents	(895,916)
Cash and cash equivalents - April 30, 2021	9,118,301

Cash and cash equivalents - April 30, 2022	$8,222,385

Supplemental disclosure of cash flow information:
Cash paid for New York City income taxes	$18,000

Non-cash financing activities:
Change in Due to owners - distributions	$(1,304,202)

See notes to consolidated financial statements

7

EULAV ASSET MANAGEMENT

Notes to Consolidated Financial Statements
April 30, 2022

Note A - Organization and Transactions with Affiliates

EULAV Asset Management (“EAM"), a Delaware statutory trust, with no fixed term, was formed on December 23, 2010 as a result of Value Line, Inc. ("VLI") completing the restructuring of its asset management and broker-dealer businesses (the "Restructuring Transaction"). As part of the Restructuring Transaction, EULAV Securities, Inc., a New York corporation and wholly-owned subsidiary of VLI that acted as the distributor of the Value Line mutual funds ("Value Line Funds"), merged into EULAV Securities LLC ("ESLLC"), a Delaware limited liability company. VLI transferred 100% of its interest in ESLLC to EULAV Asset Management LLC, a wholly‑owned subsidiary of VLI that acted as the investment adviser to the Value Line Funds and certain separate accounts. EULAV Asset Management LLC then converted into EAM, which still acts as the investment adviser to the Value Line Funds. ESLLC, a wholly-owned subsidiary of EAM, is a broker-dealer registered with the Securities and Exchange Commission and is a member of the Financial Industry Regulatory Authority. ESLLC claims the exemption from the provisions of SEC Rule 15c3-3 under paragraph (k)(1).

The consolidated financial statements include the accounts of EULAV Asset Management and EULAV Securities LLC (collectively, the “Company”) after elimination of inter-company balances and transactions.

VLI granted the Company the right to use the Value Line name for all existing Value Line Funds and to supply without charge or expense the Value Line proprietary ranking system information for so long as the Company is the investment adviser to the Value Line Funds.

Each of the Value Line Funds has an investment advisory agreement with the Company pursuant to which the Company serves as investment adviser to the Value Line Funds. The Company receives investment management fees from each of the Value Line Funds managed by the Company. The Company and certain of the Value Line Funds have agreed that the Company would waive a portion of the fund's respective advisory fees. The fees received by the Company from the Value Line Funds are net of any contractual fee waivers as described in Note D.

Each of the Value Line Funds has a distribution agreement with the Company's wholly owned subsidiary ESLLC pursuant to which ESLLC acts as principal underwriter and distributor of the Value Line Funds for the sale and distribution of their shares. ESLLC is eligible to receive service and distribution fees under Rule 12b-1 of the Investment Company Act of 1940 from the Value Line Funds managed by the Company. ESLLC and certain of the Value Line Funds have agreed to waive all or a portion of the Fund's respective Rule 12b-1 fees. The fees received by ESLLC from the Value Line Funds are net of any contractual fee waivers as described in Note D.

ESLLC receives sub-transfer agency fees from certain of the Value Line Funds to compensate financial intermediaries that provide sub-transfer agency and related services to investors that hold their fund shares in omnibus accounts maintained by the financial intermediaries with the Value Line Funds.

Note B - Summary of Significant Accounting Policies

[1]	Use of estimates:

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

[2]	Cash and cash equivalents:

The Company considers all cash held at banks and in money market mutual funds to be cash and cash equivalents. The Company maintains cash balances in a financial institution which, at times, may exceed federally insured limits. In the event of a financial institution's insolvency, recovery of cash may be limited.

8

EULAV ASSET MANAGEMENT

Notes to Consolidated Financial Statements
April 30, 2022

Note B - Summary of Significant Accounting Policies (continued)

[3]	Revenues:

The revenue recognition guidance of ASC Topic 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance requires an entity to follow a five-step model to (a) identify the contract(s) with a customer, (b) identify the performance obligations in the contract, (c) determine the transaction price, (d) allocate the transaction price to the performance obligations in the contract, and (e) recognize revenue when (or as) the entity satisfies a performance obligation. In determining the transaction price, an entity may include variable consideration only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized would not occur when the uncertainty associated with the variable consideration is resolved. All revenues that are recognized in the current period are primarily related to performance obligations that have been satisfied in the same period.

The performance obligation relating to investment management fees relates to the management of the Client’s account which is an obligation capable of being and distinct within the context of the contracts. The Company believes its performance obligation relating to service, distribution and sub-transfer agency fees is the distribution of the Value Line Funds. This represents a single performance obligation that is continuously provided over the contract period.

Investment management fees consist of management fees from the Value Line Funds. Investment management fees for the Value Line Funds are received on a monthly basis as services are performed and the fees, which generally range from 0.35% to 0.74%, are calculated based on average daily net assets of the Value Line Funds in accordance with each fund's advisory agreement.

Service and distribution fees are received from the Value Line Funds in accordance with service and distribution plans under Rule 12b-1 of the Investment Company Act of 1940. The plans are compensation plans, which means that ESLLC's fees under the plans are payable without regard to actual expenses incurred by ESLLC. ESLLC may earn a profit under the plan. Service and distribution fees are earned on a monthly basis and calculated by State Street Bank based on the average daily net assets of each of the Value Line Funds in accordance with each Fund's prospectus. Expenses incurred by ESLLC include payments to securities dealers, banks, financial institutions and other organizations that provide distribution, marketing, and related services with respect to the distribution of the Value Line Funds' shares.

Sub-transfer agency fees are received from the Value Line Funds in accordance with a sub-transfer agency plan approved by the Board of the Value Line Funds. The sub-transfer agency fee, which may be paid directly to the financial intermediary or indirectly via ESLLC, is equal to the lower of (i) the aggregate amount of additional transfer agency fees and expenses that the Value Line Funds would otherwise pay to the Value Line Funds' transfer agent, if each subaccount in the omnibus account maintained by the financial intermediary with the fund were a direct account with the fund and (ii) the amount by which the fees charged by the financial intermediary for including the fund on its platform and providing shareholder, sub-transfer agency and related services exceed the amount paid under the fund's plan with respect to fund assets attributable to shares held by the financial intermediary in the omnibus account. If the sub-transfer agency fee is paid to financial intermediaries indirectly via ESLLC, ESLLC does not retain any amount thereof and such fee otherwise reduces the amount that ESLLC is contractually obligated to pay to the financial intermediary.

9

EULAV ASSET MANAGEMENT

Notes to Consolidated Financial Statements
April 30, 2022

Note B - Summary of Significant Accounting Policies (continued)

The aforementioned fees received from the Value Line Funds and average daily net assets for the Value Line Funds are calculated by State Street Bank, which serves as the fund accountant, fund administrator and custodian of the Value Line Funds. The Value Line Funds are open-end management companies registered under the Investment Company Act of 1940.

Future estimates of payments for revenues are not recognized as there is significant uncertainty as to their amounts, which are dependent upon factors outside the Company’s control, such as fund shareholder activity and market appreciation/depreciation. Additionally, it should be noted that contracts between the Company and its customers do not include performance-based fees.

The Company considers that recognizing revenue for both management fees, service and distribution fees, and sub-transfer agency fees over time best represents the transfer of control to the customer for management investment activities. The Company considers that time elapsed to be the method that best represents the transfer of control to the customer for management investment activities.

Revenue from contracts with affiliates

Service and distribution
Service and distribution fees	$7,768,277
Sub-transfer agency fees	1,541,786
Total service and distribution revenue	9,310,063

Investment management fees
Investment management fees	$29,597,929
Total investment management fees	29,597,929

Total revenue from contracts with affiliates	$38,907,992

The revenue from contracts with customers is derived from the Value Line Funds and for the year ended April 30, 2022, approximately 35% of the investment management fees are derived from the Value Line Asset Allocation Fund.

[4]	Income taxes:

The Company, as a trust, has elected to be taxed as a pass-through entity similar to a partnership for federal and state income tax purposes and, accordingly, is not subject to federal and state income taxes. The Company is subject to New York City unincorporated business tax.

The Company may recognize tax benefits from any uncertain positions only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The Company's policy is to recognize interest and penalties in general and administration expense. The Company had no uncertain tax positions that would require recognition or disclosure in the financial statements and has not recognized in these consolidated financial statements any interest or penalties related to income taxes. The Company is subject to U.S. federal, state and local tax examinations by tax authorities. The previous three years remain open for audit.

Tax laws are complex and subject to different interpretations by the taxpayer and taxing authorities. Significant judgment is required when evaluating tax provisions and related uncertainties. Future events such as changes in tax legislation could require a provision for income taxes. Any such changes could significantly affect the amounts reported in the consolidated statement of operations.

10

EULAV ASSET MANAGEMENT

Notes to Consolidated Financial Statements
April 30, 2022

Note B - Summary of Significant Accounting Policies (continued)

[5]	Intangible assets:

The value of the intangible asset received as part of the Restructuring Transaction was derived primarily from revenue streams to be earned from management contracts contributed and from the right to use the Value Line name for all existing Value Line Funds and access the Value Line Proprietary Ranking information. This intangible asset was valued at approximately $49,197,000 and it is tested for impairment annually. It has an indefinite useful life and is not being amortized. VLI utilized the services of a third party valuation firm (the "Valuator") to assist in the determination of the fair value of the intangible asset at the time of the Restructuring Transaction.

The value of the intangible asset received as part of a fund transaction that occurred in 2016 was derived from the value of the assets in the fund and the value of two selling agreements that were acquired in the transaction. The intangible asset was valued at approximately $350,000 and is being amortized over a 15 year useful life. As of April 30, 2022, the value is approximately $92,000, and accumulated amortization is approximately $258,000. The amount of amortization for the year ended April 30, 2022 was approximately $10,000.

EAM utilizes the services of the Valuator to assist in the determination of the fair value of the intangible asset each fiscal year. The Valuator employed several analytical methodologies which were used by the Company to assist in its determination of the fair value of the intangible asset. These methodologies included two market approach methods which referenced actual transactions in the equity of similar enterprises that are traded in private and public markets and one income approach method utilizing discounted cash flows to determine the present value of the future earning capacity that is available to investors in the entity. The Company assesses the recoverability of its intangible asset by determining whether the carrying amount can be recovered through discounted forecasted cash flows if events or changes in circumstances indicate that the asset may be impaired. If discounted forecasted cash flows indicate that the carrying amount will not be recovered, an adjustment will be made to reduce such amounts to fair value based on forecasted future cash discounted at a rate commensurate with the risk associated with achieving such cash flows. Future cash flows are based on trends of historical performance and the Company's estimate of future performance, giving consideration to existing and anticipated competitive and economic conditions. The Company has elected to perform its annual analysis at April 30, its fiscal year-end. No indicators of impairment were identified during the year ended April 30, 2022.

[6]	Fair Value of Financial Instruments

In accordance with Fair Value Accounting, the Company has categorized its financial instruments, based on the priority of the inputs to the valuation technique, into a three-level fair value hierarchy. Financial assets and liabilities recorded on the Statement of Financial Condition are categorized based on the inputs to the valuation techniques as follows:

Level 1: Financial assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market.

Level 2: Financial assets and liabilities whose values are based on quoted prices in markets that are not active or model inputs that are observable either directly or indirectly for substantially the full term of the asset or liability.

Level 3: Financial assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. These inputs reflect management’s own assumption about the assumptions a market participant would use in pricing the asset or liability.

11

EULAV ASSET MANAGEMENT

Notes to Consolidated Financial Statements
April 30, 2022

Note B - Summary of Significant Accounting Policies (continued)

The following table presents the Company’s assets by level within the fair value hierarchy at April 30, 2022:

	Carrying Value	Level 1	Level 2	Level 3	Total
Assets:
Cash and cash equivalents	$8,222,385	$8,222,385	$-	$-	$8,222,385
Investments	$2,046,285	1,672,190	374,095	-	2,046,285
Receivable from affiliates	$2,532,808	-	2,532,808	-	2,532,808
Prepaid expenses and other assets	$329,567	-	329,567	-	329,567
Total Assets	$13,131,045	$9,894,575	$3,236,470	$-	$13,131,045

	Carrying Value	Level 1	Level 2	Level 3	Total
Liabilities:
Accounts payable and accrued liabilities	$1,228,991	$-	$1,228,991	$-	$1,228,991
Total Liabilities	$1,228,991	$-	$1,228,991	$-	$1,228,991

The classification of financial instruments valued at fair value as of April 30, 2022 is as follows:

Mutual funds/ETFs	$999,912
Equities	672,278
Fixed income	374,095
$2,046,285

Mutual funds/ETFs and equity securities are valued on the last business day of the period at the last available reported price on their primary securities exchange. The Company has approximately $522,000 invested in the Value Line Funds as of April 30, 2022.

During the year ended April 30, 2022, the Company recorded change in unrealized loss on investments for approximately $162,000 and realized gain on investments in the amount of approximately $62,000 within change in unrealized gain/loss and realized gain on investments within the Statement of Operations. The Company uses the Average Cost methodology to determine realized gain/(loss) on investments.

[7]	New Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (FASB) issued ASC 842, Leases (ASC 842) which amended the existing accounting standards for lease accounting and required most leases (including operating leases) to be capitalized on the statement of financial condition. Effective May 1, 2021, the Company adopted ASC 842 using the modified retrospective approach and elected to adopt the package of optional transition related practical expedients, which among other things, allows the Company to carry forward certain historical conclusions reached under ASC 840 regarding lease identification, classification, and the accounting treatment of initial direct costs. Furthermore, the Company elected not to record assets and liabilities on its statement of financial condition for new or existing lease arrangements with terms of 12 months or less.

12

EULAV ASSET MANAGEMENT

Notes to Consolidated Financial Statements
April 30, 2022

Note B - Summary of Significant Accounting Policies (continued)

The Company is a lessee in two long term operating leases for office space that are subject to this new standard (see Note I – Commitment). Right of use assets and corresponding liabilities are recognized on the Company’s statement of financial condition based on the present value of future lease payments relating to the use of the underlying asset during the lease term. The Company uses its incremental borrowing rate as the discount rate in determining the present value of future lease payments, as the interest rates implicit in its lease arrangements were not readily determinable.

Note C - Owners' Equity

Class A and Class B interest holders are Trustees and holders of the voting profits interests of the Company, and Value Line, Inc. ("VLI") owns the non-voting revenue interests and the non-voting profits interests of the Company.

Collectively, the voting profits interests receive 50% of the residual profit of the business, in which the share of Class A voting profits interest is 45% and Class B voting profits interest is 5%, subject to temporary adjustments in certain circumstances, as defined in the Trust agreement.  VLI retains a nonvoting profits interest representing 50% of residual profits, subject to temporary adjustments in certain circumstances and has no power to vote for the election, removal or replacement of the Trustees of the Company. VLI also retains a Non-Voting Revenues Interest in the business ranging from 41% at non-distribution fee (certain investment management fees) revenue levels of $9 million or less to 55% at such revenue levels of $35 million or more. The Company will make distributions to the owners and holders of the revenue interests no later than the tenth day after each respective quarter end, as defined in the Trust agreement.

Note D - Related Party Transactions

The investment management fees, 12b-1 fees, and sub-transfer agency fees, as described in Note A, are received from the Value Line Funds and are reflected within receivable from affiliates on the consolidated statement of financial condition. For the year ended April 30, 2022, total investment management fee waivers and reimbursements were approximately $547,000 and total service and distributions fee waivers were approximately $644,000. Substantially all the revenue is generated from related parties.

Note E - Furniture and Equipment

Furniture and equipment are carried at cost. Depreciation is recorded using the straight-line method over the estimated useful lives of three to seven years. For the year ended April 30, 2022, depreciation expense was approximately $47,000.

Furniture and equipment, net, consist of the following:

Furniture and equipment	$349,268
Less: accumulated depreciation	(259,461)

$89,807

13

EULAV ASSET MANAGEMENT

Notes to Consolidated Financial Statements
April 30, 2022

Note F - Regulatory Requirements

For regulatory purposes, ESLLC is subject to the net capital provisions of Rule 15c3-1 under the Securities Exchange Act of 1934, which requires the maintenance of minimum net capital of $5,000 or one-fifteenth of aggregate indebtedness, if greater. At April 30, 2022, ESLLC's net capital, as defined, of approximately $1,580,000 exceeded required net capital by approximately $1,532,000 and the ratio of aggregate indebtedness to net capital was .45 to 1.

Note G - Employees' Profit Sharing and Savings Plan

The employees of the Company are eligible to be members of the Company's 401(k) Plan and Profit Sharing Plan. In general, the Company matched 50% of the first 4% and 100% of the next 2% of each eligible employee's salary for the 401(k) Plan and may at its discretion contribute to the Profit Sharing Plan. For the year ended April 30, 2022, the Company made approximately $218,000 in matching contributions to the 401(k) Plan and its Profit Sharing Plan. This amount was included in compensation and benefits on the consolidated statement of operations.

Note H - Co-Employee Agreement

The Company has a client service agreement with ADP TotalSource as Co-employer (as defined in the client service agreement). ADP TotalSource is an unrelated entity. The Company's employees are on the Co‑employer's payroll and withholding system which is responsible for providing the payroll and tax withholding payments and reports for the Company's employees. In exchange, the Co-employer receives an administrative fee amounting to approximately $48,000 for the year ended April 30, 2022.

Note I - Commitment

In August 2019, the Company entered into a five year Lease Agreement with Boston Properties to lease office space at 7 Times Square, 16th Floor, New York NY 10036. In March 2021, the Company entered into a two year Lease Agreement with Sarasota Ellis Associates LLC to lease office space at 1610 Main Street, Suite 912, Sarasota Florida 34236. In April 2022, the Sarasota lease agreement was extended three years. Future rental commitment under the Leases are as follows:

Year Ending
April 30,	Amount

2023	435,994
2024	444,828
2025	277,726
2026	32,028
$1,190,576

Weighted Average maturity (in years)	1.92
Weighted average rate	3.5%
Imputed interest	$(52,683)
Lease liabilities	1,137,893

14

EULAV ASSET MANAGEMENT

Notes to Consolidated Financial Statements
April 30, 2022

Note I - Commitment (continued)

Rent expense charged to operations for the year ended April 30, 2022 was approximately $435,000, which was included in office and administration on the consolidated statement of operations.

The Company adopted ASC 842 on May 1, 2021. The primary impact of applying ASC 842 was the initial recognition of $1,428,000 lease liabilities and $1,365,000 right of use assets on the Company’s financial statements, for leases classified as operating leases under ASC 840, using an incremental borrowing rate of 3.50%. There is no cumulative effect on retained earnings or other components of equity recognized as of May 1, 2021. As of April 30, 2022, the Company had $1,138,000 in lease liabilities and $1,083,000 in right of use assets on its consolidated statement of financial condition.

Note J - Subsequent Events

Management has evaluated all subsequent transactions and events through June 22, 2022, the date on which these consolidated financial statements were available to be issued.

Markets may be impacted by negative external and /or direct and indirect economic factors such as pandemics, natural disasters, global trade policies and political unrest or uncertainties. The adverse impact of any one or more of these events on the Company could be significant and cause losses. The Company cannot predict the likelihood of occurrence or the effects of pandemics and epidemics in the future and the Company’s financial performance may be adversely affected.

15